Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SABANES-OXLEY ACT OF 2002

I, Tim C. Johnson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sabanes-Oxley Act of 2002, that the quarterly Report of Natus Medical Incorporated on form 10-Q for the three months ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Natus Medical Incorporated.

By:	/s/ TIM C. JOHNSON
Tim C. Johnson President, Chief Executive Officer and Chief Operating Officer

Dated: August 14, 2002

I, William H. Lawrenson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sabanes-Oxley Act of 2002, that the Quarterly Report of Natus Medical Incorporated on Form 10-Q for the three months ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on form 10-Q fairly presents in all material respects the financial condition and results of operations of Natus Medical Incorporated.

By:	/s/ WILLIAM H. LAWRENSON
William H. Lawrenson Vice President finance and Chief Financial Officer

Dated: August 14, 2002